Exhibit 3.1.2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website:  www.nvsos.gov
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Neveda	Document Number 20130377983-49
Filing Date and Time 06/05/2013 3:20 PM
Entity Number C8069-2003
ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Southwest Resource Development, Inc. (C8069-2003)

2. The articles have been amended as follows: (provide article numbers, if available)

Please amend par share value from 75,000,000 to 200,000,000 @ .001 par share value

Please amend name from Southwest Resource Development, Inc. to Imperial Metals, Inc.

 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation1 have voted in favor of the amendment is:        100%

4. Effective date of filing:  (optional )

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Michelle Seibel
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form mus be accompanied by appropriate fees.
Nevada Secretary of State Amend Profit-After
Revised 3-6-09